Exhibit 10.1

EXECUTION VERSION

PURCHASE AGREEMENT dated as of May 5, 2009 (this “Agreement”), among The Dow Chemical Company, a Delaware corporation (the “Company”), and the investors identified on the signature pages hereto (each an “Investor” and, collectively, the “Investors”).

RECITALS

WHEREAS, the Company has outstanding shares of the Company’s cumulative perpetual preferred stock, series B (the “Series B Preferred Stock”), having the powers, preferences and rights, and the qualifications, limitations and restrictions, as specified in the certificate of designations establishing the terms of the Series B Preferred Stock (the “Series B Certificate of Designations”) and issued pursuant to the terms of an investment agreement dated March 9, 2009 (the “Series B and C Investment Agreement”) among the Company and the Investors;

WHEREAS, each Investor is the holder of that number of shares of Series B Preferred Stock set forth opposite such Investor’s name on Schedule I hereto (the “Preferred Shares”);

WHEREAS, the Company intends to offer and sell to the public, in two separate registered public offerings, (a) shares of the Company’s common stock, par value $2.50 per share (the “Common Stock”) and (b) notes in one or more tranches (the “Notes”);

WHEREAS, the Company has offered to purchase all or a portion of the Preferred Shares from the Investors, and each Investor has indicated a willingness to sell all or a portion of its Preferred Shares in consideration for shares of Common Stock and/or Notes to be sold in the Offerings, and such parties have agreed to effect such transaction(s) on the terms and conditions hereinafter set forth.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1.  Definitions.  Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

“Company Indemnified Persons” has the meaning given to it in Section 5(f)(B) hereof.

“Debt Notice” has the meaning given to it in Section 3(a) hereof.

“Debt Purchase” means the purchase of all or a portion of the Preferred Shares as described in Section 3 below.

“Debt Public Offering” means a public offering of the Notes of the Company pursuant to an effective registration statement under the Securities Act.

“Debt Transactions” means the Debt Public Offering and the Debt Purchase.

“Debt Underwriting Agreement” has the meaning given to it in Section 3(g) hereof

“Equity Notice” has the meaning given to it in Section 2(a) hereof.

“Equity Purchase” means the purchase of all or a portion of the Preferred Shares as described in Section 2 hereof.

“Equity Public Offering” means a public offering of the Common Stock of the Company pursuant to an effective registration statement under the Securities Act.

“Equity Transactions” means the Equity Public Offering and the Equity Purchase.

“Equity Underwriting Agreement” has the meaning given to it in Section 2(i) hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Investor Indemnified Persons” has the meaning given to it in Section 5(f)(A) hereof.

“Issuer Free Writing Prospectus” means an Issuer Free Writing Prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of the Registrable Securities.

“Losses” has the meaning given to it in Section 5(f)(A) hereof.

“Minimum Amount” has the meaning given to it in Section 2(a) hereof.

“Offerings” means the Debt Public Offering and the Equity Public Offering.

“Original Purchase Price” has the meaning given to it in the Series B Certificate of Designations.

“Person” means any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, or any legal entity or organization.

“Prospectus” means the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, any Issuer Free Writing Prospectus related thereto, and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

“Rescission” has the meaning given to it in Section 2(j) hereof.

“Registrable Securities” means the Issued Notes and the Issued Shares and any securities which may be issued or distributed in respect thereof by way of stock dividend or stock split or other distribution, recapitalization or reclassification.  As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a Registration Statement registering such securities under the Securities Act has been declared effective and such securities have been sold or otherwise transferred by the holder thereof pursuant to such effective Registration Statement, (ii) such securities have been sold to the public in accordance with Rule 144 or (iii) such securities are no longer outstanding.

“Registration Statement” means any registration statement of the Company under the Securities Act which permits the public offering of any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Securities Act” means the Securities Act of 1933, as amended.

“SEC” means the Securities and Exchange Commission.

“Series B Replacement Capital Covenant” means the Replacement Capital Covenant relating to the Series B Preferred Stock, dated April 1, 2009.

“Series C Certificate of Designations” means the certificate of designations establishing the terms of the Series C Preferred Stock.

“Series C Preferred Stock” means the Company’s cumulative convertible preferred stock, Series C, convertible into shares of the Common Stock, having the powers, preferences and rights, and the qualifications, limitations and restrictions, as specified in the Series C Certificate of Designations.

“Underwriters” means Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and HSBC Securities (USA) Inc.

SECTION 2.  Equity Purchase.

(a)           On or prior to the pricing of the Equity Public Offering and the execution of the Equity Underwriting Agreement, the Company shall be entitled, but not obligated, to specify in writing, at its sole discretion, the aggregate amount in value of the Preferred Shares that the Company shall purchase from the Investors in consideration for shares of Common Stock to be sold in the Equity Public Offering (including identifying separately the aggregate value of the Over-Allotment Preferred Shares assuming the full over-allotment is exercised) (the “Equity Notice”), provided that such amount of Preferred Shares shall not be less than $125 million without giving effect to any Over-Allotment Preferred Shares (as defined below) (the “Minimum Amount”). In the event the Company delivers an Equity Notice, it shall be obligated to purchase from the Investors the amount of Preferred Shares specified therein, provided the Equity Public Offering is consummated.

(b)           Each Investor hereby agrees to sell to the Company up to the number of such Investor’s Preferred Shares set forth opposite such Investor’s name on Schedule I hereto, and the number of Preferred Shares that the Company will purchase from such Investor shall be pro rated based on the Investors’ respective holdings of the Preferred Shares and the aggregate number of

Preferred Shares to be purchased in accordance with the Company’s determination pursuant to Section 2(a) above (the “Equity Purchase Preferred Shares”).

(c)           If and to the extent that the aggregate amount in value of Common Stock to be sold by the Company in the Equity Public Offering is at least $1 billion and the Minimum Amount is met for the Investors, upon exercise of the over-allotment option by the Underwriters, the Company shall purchase from the Investors an additional number of Preferred Shares (the “Over-Allotment Preferred Shares”) in consideration for additional Common Stock that the Investors will sell in the Equity Public Offering.

(d)           As contemplated by the Series B Replacement Capital Covenant, (i) the Company’s issuance of shares of Common Stock in consideration for the purchase of the Equity Purchase Preferred Shares from the Investors shall occur simultaneously with the pricing of the Equity Public Offering and (ii) the Company’s issuance of shares of additional Common Stock in consideration for the purchase of the Over-Allotment Preferred Shares, if any, shall occur simultaneously with the over-allotment option closing or closings under the Equity Underwriting Agreement (each an “Equity Purchase Time”). The number of shares of Common Stock to be issued (the “Issued Shares”) to the Investors in consideration for the Equity Purchase Preferred Shares and the Over-Allotment Preferred Shares, if any, shall be determined by dividing (x) the Original Purchase Price of the Equity Purchase Preferred Shares or the Over-Allotment Preferred Shares, as the case may be, plus accrued and unpaid dividends and any dividends added to the Liquidation Preference (as defined in the Series B Certificate of Designations) to the date of closing of the Equity Public Offering (with respect to the Equity Purchase Preferred Shares) or the date of closing of the exercise of the over-allotment option (with respect to the Over-Allotment Preferred Shares, if any) by (y) the public offering price per share less the underwriting discount per share of the Common Stock in the Equity Public Offering (the “Equity Offering Price”).  The foregoing calculation will be made by the Company and shall be reasonably acceptable to the Investors.  The number of Issued Shares shall be set forth in the Equity Underwriting Agreement.

(e)           At each Equity Purchase Time: (i) each Investor shall transfer to the Company all of its right, title and interest in and to the Investor’s Equity Purchase Preferred Shares and/or the Over-Allotment Preferred Shares, as the case may be, anticipated to be purchased by the Company at such Equity Purchase Time in consideration for the Issued Shares, and, as soon as practicable after the Equity Purchase Time, shall surrender to the Company the certificates representing the Equity Purchase Preferred Shares and/or the Over-Allotment Preferred Shares, as the case may be, and (ii) the Company shall issue the related Issued Shares to such Investor.

(f)           No fractional shares shall be issued in respect of any Equity Purchase Preferred Shares and/or the Over-Allotment Preferred Shares, as the case may be, surrendered for purchase.  In lieu thereof, the Company shall pay an amount in cash based upon the Equity Offering Price.

(g)           Subject to subparagraph (j) below, the parties acknowledge and agree that upon surrender by each Investor of its Equity Purchase Preferred Shares and/or the Over-Allotment Preferred Shares, as the case may be, in consideration for the issuance by the Company of the Issued Shares, such Investor shall cease to have any further claim against the Company in respect of its Equity Purchase Preferred Shares and/or the Over-Allotment Preferred Shares, as the case may be.

(h)           Except as otherwise set forth in this Agreement, upon the occurrence of the applicable Equity Purchase hereunder, all of the Equity Purchase Preferred Shares and/or the Over-Allotment Preferred Shares, as the case may be, shall be canceled and shall cease to be outstanding without any further action by the Company or the holders thereof, and all rights of the holders in respect of such Equity Purchase Preferred Shares and the Over-Allotment Preferred Shares shall cease.

(i)           Provided the Company has delivered an Equity Notice, each Investor agrees to enter into an underwriting agreement substantially in the form of Exhibit A hereto relating to the Equity Public Offering with the Company and the Underwriters covering the Issued Shares to be sold by such Investor (the “Equity Underwriting Agreement”) and each Investor will deliver such Issued Shares to such Underwriters to be sold in the Equity Public Offering in accordance with, and on the terms and conditions of, the Equity Underwriting Agreement.  It shall be a condition precedent to each Investor’s obligation to deliver Common Stock to such Underwriters pursuant to the Equity Underwriting Agreement that the Company shall have delivered to the Investors such aggregate amount of Issued Shares in accordance with Section 2(d).  It is understood that the Equity Underwriting Agreement shall not contain any restrictions on the Investors from selling any Series B Preferred Stock or any Common Stock acquired in secondary trading or, in the case of the Haas Trust Investors, upon conversion of the Series C Preferred Stock.  It is further understood that each Investor shall provide indemnification and contribution under the Equity Underwriting Agreement only to the extent any losses arise out of or are based on written information furnished to the Company by or on behalf of such Investor, and no Investor shall be liable under the Equity Underwriting Agreement for any amount in excess of the net proceeds received by such Investor from the offering of the Issued Shares pursuant to the Equity Underwriting Agreement.

(j)           If, for whatever reason, the Equity Public Offering is not consummated by the date of closing under the Equity Underwriting Agreement, the parties hereby agree that the Equity Purchase shall be rescinded and the parties shall take all such action and do all such things as may be necessary to restore the parties to their respective positions prior to the Equity Purchase, including but not limited to the Company’s returning to the Investors any surrendered certificates representing the Equity Purchase Preferred Shares, the Investors being entitled to the same amount of dividends on the Equity Purchase Preferred Shares to which they would have been entitled had they held the Equity Purchase Preferred Shares throughout the intervening period and the Investors not retaining any dividends declared or paid on the Issued Shares during the intervening period, it being understood and agreed that such rescission and restoration shall not be deemed to be a violation of Section 12 of the Series B Certificate of Designations (such rescission and restoration a “Rescission”).  The parties agree that any Rescission shall be treated and reported as a rescission for all purposes including tax purposes.

(k)           This Section 2 will terminate upon the completion of the Equity Public Offering or ten (10) business days after the date hereof, whichever is earlier.

SECTION 3.  Debt Purchase.

(a)           On or prior to the pricing of the Debt Public Offering and the execution of the Debt Underwriting Agreement by the Investors, the Company shall be entitled, but not obligated, to specify in writing, at its sole discretion, the aggregate amount in value of the Preferred Shares that the Company shall purchase from the Investors in consideration for a principal amount of Notes to be sold in the Debt Public Offering (the “Debt Notice”), provided that such amount of Preferred Shares shall not be less than the Minimum Amount.  In the event the Company delivers a Debt Notice, it shall be obligated to purchase from the Investors the amount of Preferred Shares specified therein, provided the Debt Public Offering is consummated.  It is understood that the principal amount of such Notes to be sold by the Investors in the Debt Public Offering, if any, shall not exceed the limit permitted under the Series B Replacement Capital Covenant.

(b)           Each Investor hereby agrees to sell to the Company up to the number of such Investor’s Preferred Shares set forth opposite such Investor’s name on Schedule I hereto, less the number of Preferred Shares to be purchased from such Investor in the Equity Purchase, if any, and the number of Preferred Shares that the Company will purchase from such Investor shall be pro rated based on the Investors’ respective holdings of the Preferred Shares and the aggregate number of Preferred Shares to be purchased in accordance with the Company’s determination pursuant to Section 3(a) above (the “Debt Purchase Preferred Shares”).

(c)           The Company’s issuance of Notes in consideration for the purchase of the Debt Purchase Preferred Shares from the Investors shall occur simultaneously with the closing of the Debt Public Offering (the “Debt Purchase Time”).  The principal amount of the Notes to be issued (the “Issued Notes”) to the Investors in consideration for the Debt Purchase Preferred Shares shall be determined by dividing (x) the aggregate Original Purchase Price of the Debt Purchase Preferred Shares plus accrued and unpaid dividends and any dividends added to the Liquidation Preference (as defined in the Series B Certificate of Designations) to the date of closing of the Debt Public Offering, by (y) the aggregate public offering price less the underwriting discount of the Notes in the Debt Public Offering (the “Debt Offering Price”).  The foregoing calculation will be made by the Company and shall be reasonably acceptable to the Investors.  The principal amount of the Issued Notes shall be set forth in the Debt Underwriting Agreement (as defined below).

(d)           At the Debt Purchase Time: (i) each Investor shall transfer to the Company all of its right, title and interest in and to the Investor’s Debt Purchase Preferred Shares anticipated to be purchased by the Company at such Debt Purchase Time in consideration for the Issued Notes, and shall surrender to the Company the certificates representing the Debt Purchase Preferred Shares, and (ii) the Company shall issue the related Issued Notes to such Investor.

(e)           The parties acknowledge and agree that upon surrender by each Investor of its Debt Purchase Preferred Shares in consideration for the issuance by the Company of the Issued Notes, such Investor shall cease to have any further claim against the Company in respect of its Debt Purchase Preferred Shares.

(f)           Except as otherwise set forth in this Agreement, upon the occurrence of the Debt Purchase hereunder, all of the Debt Purchase Preferred Shares shall be canceled and shall cease to be outstanding without any further action by the Company or the holders thereof, all rights of the holders in respect of such Debt Purchase Preferred Shares shall cease.

(g)           Provided the Company has delivered a Debt Notice, each Investor agrees to enter into an underwriting agreement relating to the Debt Public Offering with the Company and the Underwriters covering the Issued Notes to be sold by such Investor in a form substantially consistent with the terms of the Equity Underwriting Agreement with such changes as shall be necessary in the agreement of all parties thereto to conform to the Debt Public Offering (the “Debt Underwriting Agreement”) and each Investor will deliver such Issued Notes to such Underwriters to be sold in the Debt Public Offering in accordance with, and on the terms and conditions of, the Debt Underwriting Agreement.  It shall be a condition precedent to each Investor’s obligation to deliver Notes to such Underwriters pursuant to the Debt Underwriting Agreement that the Company shall have delivered to the Investors such aggregate amount of Issued Notes in accordance with Section 3(c).  It is understood that each Investor shall provide indemnification and contribution under the Debt Underwriting Agreement only to the extent any losses arise out of or are based on written information furnished to the Company by or on behalf of such Investor, and no Investor shall be liable under the Debt Underwriting Agreement for any amount in excess of the net proceeds received by such Investor from the offering of the Issued Notes pursuant to the Debt Underwriting Agreement.

(h)           This Section 3 will terminate upon the completion of the Debt Public Offering or ten (10) business days after the date hereof, whichever is earlier.

SECTION 4.  Representations and Warranties.

(a)           Each party hereto hereby represents and warrants to the other party that the transactions contemplated hereby will not violate (i) its charter, articles or certificate of incorporation or bylaws (or other organizational documents), if applicable, or any agreement, indenture or other instrument to which it is a party, (ii) any judgment, decree, order or award or any court, governmental body or arbitrator to which it is subject or (iii) any law, rule or regulation applicable to it.

(b)           The Company hereby represents and warrants to each Investor that (i) upon issuance in accordance with the terms of this Agreement, the Issued Shares to be issued by it pursuant hereto will be duly and validly authorized and issued, fully paid and non-assessable, and that such Investor will acquire such Issued Shares free and clear of any liens, encumbrances, pledges, security interests or other restrictions or claims of third parties, other than any of the foregoing created by the Investor; (ii) the Issued Notes have been duly authorized, and, when issued and delivered pursuant to this Agreement, the Issued Notes will have been duly executed, issued and delivered and (assuming the due authentication thereof by the trustee of the Issued Notes) will constitute valid and legally binding obligations of the Company, will be entitled to the benefits provided by the indenture governing the Issued Notes and will be enforceable in accordance with their terms except as the same may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles.

(c)           Each Investor hereby represents and warrants to the Company that (i) such Investor is the sole legal and beneficial owner of the Preferred Shares to be surrendered hereunder, and (ii) upon purchase, the Company will acquire the Preferred Shares surrendered for purchase by such Investor free and clear of any liens, encumbrances, pledges, security interests or other restrictions or claims of third parties.

SECTION 5.  Miscellaneous.

(a)           No Obligation.  The Company shall be under no obligation to consummate either or both of the Offerings and/or the Equity Purchase or the Debt Purchase.  It is understood and agreed that the Company shall not purchase any Preferred Shares from the Investors, and the Investors shall not be obligated to sell any Preferred Shares to the Company, unless the parties have entered into the Equity Underwriting Agreement and/or the Debt Underwriting Agreement with the underwriters specified therein, as the case may be.

(b)           Independent Transactions.  The Equity Transactions, if and to the extent they may occur, shall occur prior to the Debt Transactions, if and to the extent they may occur.  The consummation of the Equity Transactions shall not be a condition to the Debt Transactions and the consummation of the Debt Transactions shall not be a condition to the Equity Transactions.

(c)           Expenses.  Each party shall bear and pay its own fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement, including any underwriting discounts and commissions with respect to the sale of the Issued Shares and/or the Issued Notes, fees and disbursements of counsel and any other advisory fees and expenses.

(d)           No Proceeds.  The Company shall not receive any proceeds from the sale of the Issued Shares in the Equity Public Offering and/or the Issued Notes in the Debt Public Offering, in each case, if and to the extent they may occur.

(e)           Registration Rights.  The parties hereby agree that the registration of the Notes and/or the Common Stock in connection with the Offering(s) shall not be counted as a “Demand Registration” or a “Piggyback Registration” (as such terms are defined in the Series B and C Investment Agreement).  Except as otherwise stated herein, the Investors shall be entitled to the registration and other rights provided under Article V of the Series B and C Investment Agreement, which shall apply, mutatis mutandis, to the registration and sale of the Issued Shares and/or the Issued Notes, as the case may be.

(f)           Indemnification. (A) By the Company. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, (i) each Investor and, as applicable, its affiliates, officers, directors, employees, representatives and agents (collectively, the “Investor Indemnified Persons”) and (ii) each person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) any such Investor Indemnified Persons, in each case, from and against all losses, claims, actions, judgments, damages, liabilities, costs and expenses, including reasonable expenses of investigation and reasonable attorneys’ fees and expenses (collectively, “Losses”) caused by, arising out of, resulting from, based on or relating to (x) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment or supplement thereto, or any documents incorporated therein by reference, or (y) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case, except insofar as the same are caused by any information furnished in writing to the Company by any Investor expressly for inclusion therein.  Reimbursements payable pursuant to the indemnification contemplated by this Section 5(f)(A) will be made by periodic payments during the course of any investigation or defense, as and when bills are received or expenses incurred.

(B)           By the Investors. In connection with any Registration Statement in which a holder of Issued Shares or Issued Notes is participating, each participating Investor will furnish to the Company in writing information regarding such Investor’s ownership of Issued Shares or Issued Notes and its intended method of distribution thereof and, to the extent permitted by law, shall, severally and not jointly, indemnify (i) the Company and its affiliates, directors, officers, employees, representatives and agents (collectively, the “Company Indemnified Persons”) and (ii) each person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) any such Company Indemnified Person against all Losses caused by (x) any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment or supplement thereto, or any documents incorporated therein by reference, or (y) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but, in each case, only to the extent that such untrue statement or omission is caused by any information furnished in writing by such Investor expressly for inclusion therein; provided, however, that each Investor’s obligation to indemnify the Company hereunder shall, to the extent more than one Investor is subject to the same indemnification obligation, be apportioned among such Investors based upon the net amount received by each Investor from the sale of Registrable Securities, as compared to the total net amount received by all of the Investors holding Registrable Securities sold pursuant to such Registration Statement. Notwithstanding the foregoing, no Investor shall be liable to the Company for amounts in excess of the lesser of (I) such apportionment and (II) the amount received by such holder in the offering giving rise to such liability. Reimbursements payable pursuant to the indemnification contemplated by this Section 5(f)(B) will be made by periodic payments during the course of any investigation or defense, as and when bills are received or expenses incurred.

(C)           Notice. Any person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, however, that the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been materially prejudiced by such failure to provide such notice on a timely basis.

(D)           Defense of Actions. In any case in which any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision and monitoring (unless (i) such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it that are different from or in addition to the defenses available to such indemnifying party or (ii) the indemnifying party shall have failed within a reasonable period of time to assume such defense and the indemnified party is or is reasonably likely to be prejudiced by such delay, in either event the indemnified party shall be promptly reimbursed by the indemnifying party for the expenses incurred in connection with retaining separate legal counsel). An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent. The indemnifying party shall lose its right to defend, contest, litigate and settle a matter if it shall fail to diligently contest such matter (except to the extent settled in accordance with the next following sentence).  No matter shall be settled by an indemnifying party without the consent of the indemnified party, which consent shall not be unreasonably withheld (it being understood that the indemnified party shall not be deemed to be unreasonable in withholding its consent if the proposed settlement imposes any obligation on the indemnified party other than the payment of money).

(E)           Contribution. If recovery is not available or insufficient to hold harmless an indemnified party in respect of any Losses under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such person would be entitled to such indemnification but for such reason or reasons. In determining the amount of contribution to which the respective persons are entitled, there shall be considered the persons’ relative fault, relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission and other equitable considerations appropriate under the circumstances. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, no Investor shall be required to make a contribution in excess of the net amount received by such holder from its sale of Registrable Securities in connection with the offering that gave rise to the contribution obligation.

(F)           Survival. The indemnification and contribution provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified person and will survive the transfer of the Registrable Securities and the termination of this Agreement.

(g)	Series C Certificate of Designations.

(i)            The Company and the Haas Trust Investors hereby agree that (i) the deadline for the automatic conversion of the Series C Preferred Stock set forth in Section 7 of the Series C Certificate of Designations shall be extended to June 8, 2009 and (ii) the Automatic Conversion Rate shall be determined based on the Conversion Pricing Period commencing on the Effective Shelf Registration Date.  The Company and the Haas Trust Investors further agree that in the event that a Market Disruption Event occurs during, or the Company gives a notice under the Investment Agreement that the prospectus with respect to the resale of the Common Stock (as defined in the Series C Certificate of Designations) has become unavailable during, trading hours on the Relevant Exchange on a day (each such day, a “Disrupted Day”) that would otherwise be a Trading Day during the Automatic Conversion Pricing Period, then the Automatic Conversion Rate shall be adjusted as follows: (i) a VWAP Conversion Fraction shall be included for such Disrupted Day and shall be calculated as the quotient of (A) the dollar value of  Common Stock (as defined in the Series C Certificate of Designations) sold by the Holders’ underwriters on such Disrupted Day prior to the occurrence (and, if applicable, after the cessation) of such Market Disruption Event or the time the Company gives notice of such unavailability, as applicable, and (B) the product of (1) the VWAP on such Disrupted Day, calculated based solely on trades prior to the occurrence (and, if applicable, after the cessation) of such Market Disruption Event or the time the Company gives notice of such unavailability, as applicable and (2) the aggregate number of outstanding shares of Convertible Preferred Stock; (ii) such Disrupted Day shall not be considered a Trading Day and, except as provided in clause (i), shall not be included in the calculation of the Automatic Conversion Rate; and (iii) the VWAP Conversion Fraction for the next Trading Day shall be equal to the following: ((Liquidation Preference/(10*0.95))-(the dollar value of Common Stock (as defined in the Series C Certificate of Designations) sold by the Holders’ underwriters on such Disrupted Day/the aggregate number of outstanding shares of Convertible Preferred Stock))/VWAP for such Trading Day; provided that for purposes of the foregoing calculations the dollar value of the Common Stock (as defined in the Series C Certificate of Designations) sold by the Holders' underwriters on a Disrupted Day shall be the lesser of (i) the actual dollar value sold and (ii) the aggregate Liquidation Preference of all outstanding shares of Convertible Preferred Stock divided by the product of (A) 10 and (B) 0.95. The foregoing shall constitute an amendment to the Series C Certificate of Designations, and except as so amended, the Series C Certificate of Designations shall remain in full force and effect.  The Haas Trust Investors agree that if the Company determines that it is required to file an amendment to the Series C Certificate of Designations to give effect to the foregoing, the Haas Trust Investors hereby consent to such filing.  The “Haas Trust Investors” means the First 1945 Trust, the Second 1945 Trust, the 1955 Trust, the 1956 Trust, the 1961 Trust A and the 1961 Trust B, as identified on the signature pages hereto.

(ii)           For the avoidance of doubt, the Haas Trust Investors confirm that, subject to clause (i) above, for purposes of the proviso in the first sentence of Section 7(b) of the Series C Certificate of Designations, if the prospectus under the Series B and C Investment Agreement is unavailable with respect to a day included in the Automatic Conversion Pricing Period that would otherwise constitute a Trading Day, then such day shall not constitute a Trading Day under the Series C Certificate of Designations.

(iii)           Any term used in this Section 5 but not defined herein shall have the meaning ascribed to it in the Investment Agreement.

SECTION 6.  Notices.  All notices required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission (provided that any notice received by facsimile transmission or otherwise at the addressee’s location on any business day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next business day), by reliable overnight delivery service (with proof of service), or hand delivery, addressed as follows:

(a)           If to a Haas Trust Investor, addressed to such Haas Trust Investor at the address specified for such communications on Schedule I attached hereto, with a copy (which shall not constitute notice) to:

Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, NY 10019
Attention:  Richard Hall, Esq.
Andrew R. Thompson, Esq.
Facsimile: (212) 474-3700

(b)           If to Paulson & Co. Inc., addressed to such Investor at the address specified for such communications on Schedule I attached hereto, with a copy (which shall not constitute notice) to:

Fried Frank Harris Shriver & Jacobson LLP
One New York Plaza
New York, NY 10004
Attention: Christopher Ewan, Esq.
Facsimile: (212) 859-4000

(c)           If to the Company:
The Dow Chemical Company
2030 Dow Center
Midland, Michigan 48674
Attention:  Executive Vice President and General Counsel
Facsimile: (989) 638-9347

with a copy (which shall not constitute notice) to:

Shearman & Sterling LLP
599 Lexington Avenue
New York, NY 10022
Attention:  Joel S. Klaperman, Esq.
Facsimile: (212) 848-7179

SECTION 7.  Governing Law.  THIS AGREEMENT AND ALL RIGHTS HEREUNDER AND PROVISIONS HEREOF SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

SECTION 8.  Counterparts.  This Agreement may be executed in any number of counterparts (including by facsimile), each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument.  This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as signatories.

[SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date first written above.

THE DOW CHEMICAL COMPANY,

by
/s/ Geoffery Merszei
Name:	Geoffery Merszei
Title:	Chief Financial Officer

THE FIRST 1945 TRUST THE SECOND 1945 TRUST THE 1955 TRUST THE 1956 TRUST

by
/s/ John C. Haas
Name:	John C. Haas
Title:	Trustee

/s/ John Otto Haas
Name:	John Otto Haas
Title:	Trustee

/s/ Thomas Willaman Haas
Name:	Thomas Willaman Haas
Title:	Trustee

/s/ William David Haas
Name:	William David Haas
Title:	Trustee

WACHOVIA BANK, N.A., as Trustee

by
/s/ Jason R. Davis
Name:	Jason R. Davis
Title:	S.V.P.

1961 TRUST A

by
/s/ Carole Haas Gravagno
Name:	Carole Haas Gravagno
Title:	Trustee

/s/ John Otto Haas
Name:	John Otto Haas
Title:	Trustee

/s/ Thomas Willaman Haas
Name:	Thomas Willaman Haas
Title:	Trustee

/s/ William David Haas
Name:	William David Haas
Title:	Trustee

1961 TRUST B

by
/s/ John C. Haas
Name:	John C. Haas
Title:	Trustee

/s/ David W. Haas
Name:	David W. Haas
Title:	Trustee

/s/ Leonard C. Haas
Name:	Leonard C. Haas
Title:	Trustee

/s/ Frederick R. Haas
Name:	Frederick R. Haas
Title:	Trustee

PAULSON & CO. INC., on behalf of the several funds and accounts managed by it,

by
/s/ Michael Waldorf
Name:	Michael Waldorf
Title:	Senior Vice President

SCHEDULE I

Investor	Number of Preferred Shares

Otto Haas 1945 Income Trust dated 12/20/1945	44,875
Phoebe Haas 1945 Income Trust dated 12/21/1945	528,375
Otto Haas Trust #1 dated 8/3/1955	114,250
Otto Haas Trust #2 dated 9/28/1956	425,500
Phoebe Haas Charitable Trust “A” dated 8/24/1961	68,500
Phoebe Haas Charitable Trust “B” dated 8/24/1961	68,500
Paulson Partners LP	15,301
Paulson International LTD	50,370
Paulson Partners Enhanced LP	25,087
Paulson Enhanced LTD	123,639
Paulson Advantage Master LTD	196,203
Paulson Advantage Plus Master LTD	554,599
HFR MA Strategic Master Trust	2,019
Institutional Benchmarks Series (Master Feeder) Limited	2,830
dbX – Risk Arbitrage 1 Fund	1,189
dbX – Risk Arbitrage 6 Fund	2,703
Paulson Advantage Select Master Fund Ltd	4,434
Lyxor/Paulson International Fund Limited	5,466
Lyxor/Paulson Advantage Fund Limited	16,160
Paulson Credit Opportunities Master Limited	250,000